Exhibit 21

               THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                                     AND
                                SUBSIDIARIES

The Stock of all subsidiaries is 100% owned or controlled by the parent company except as denoted below and in the case of a few subsidiaries where nominal qualifying shares are held in the names of subsidiary officers and/or directors in trust. No shares of any subsidiary's stock are subject to options.

COMPANIES                                    STATE INCORPORATED

A&P Wine and Spirits, Inc.                        Massachusetts
ANP Properties I Corp.                            Delaware
ANP Sales Corp.                                   Maryland
APG V, Inc.                                       South Dakota
APW Produce Company, Inc.                         New York
APW Supermarket Corporation                       Delaware
APW Supermarkets, Inc.                            New York
Big Star, Inc.                                    Georgia
175946 Canada Inc. (NRO)                          Canada
The Great Atlantic and Pacific Tea Company,
   Limited (NRO)                                  Canada
The Great Atlantic & Pacific Company of Canada,
   Limited
   d/b/a A&P and New Dominion                     Canada
   A&P Drug Mart Limited                          Ontario
   A&P Properties Limited                         Ontario
   Food Basics, Limited                           Ontario
Borman's, Inc. d/b/a Farmer Jack                  Delaware
Compass Foods, Inc.                               Delaware
Family Center, Inc. d/b/a Family Mart             Delaware
Futurestore Food Markets, Inc.                    Delaware
The Great Atlantic & Pacific Tea Company of
   Vermont, Inc.                                  Vermont
Kohl's Food Stores, Inc.                          Wisconsin
Kwik Save Inc.                                    Pennsylvania
Limited Foods, Inc.                               Delaware
LO-LO Discount Stores, Inc.                       Texas
Richmond, Incorporated
   d/b/a Pantry Pride & Sun, Inc.                 Delaware
St. Pancras Company Limited                       Bermuda
St. Pancras Too, Limited                          Bermuda
Shopwell, Inc. d/b/a Food Emporium                Delaware
Southern Acquisition Corporation                  Delaware
Southern Development, Inc. of Delaware            Delaware
Super Fresh Food Markets, Inc.                    Delaware
Super Fresh Food Markets of Maryland, Inc.        Maryland
Super Fresh/Sav-A-Center, Inc.                    Delaware
Super Fresh Food Markets of Virginia, Inc.        Delaware
Super Market Service Corp.                        Pennsylvania
Super Plus Food Warehouse, Inc.                   Delaware
Supermarket Distribution Service Corp.            New Jersey
Supermarket Distribution Service - Florence, Inc. New Jersey
Supermarket Distribution Services, Inc.           Delaware
Supermarket Systems, Inc.                         Delaware
Tea Development Co., Inc.                         Delaware
The South Dakota Great Atlantic & Pacific Tea
   Company, Inc.                                  South Dakota
Transco Service-Milwaukee, Inc.                   New Jersey
Waldbaum, Inc. d/b/a Waldbaum, Inc. and Food Mart New York
W.S.L. Corporation                                New Jersey
2008 Broadway, Inc.                               New York